UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

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ERICKSON INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200 Portland, Oregon 97239
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment Number Nineteen to Credit Agreement

On October 11, 2016, Erickson Incorporated (the “Company”) entered into Amendment Number Nineteen to the Credit Agreement (“Amendment No. 19”) with Wells Fargo Bank, National Association, Deutsche Bank Trust Company Americas, and HSBC Bank USA, National Association, which modified the required level of borrowing capacity to be maintained, known as “Excess Availability,” to the following:

•	$10 million for the period from July 25, 2016 through August 29, 2016;

•	$13 million for the period from August 30, 2016 through October 17, 2016;

•	$17.5 million for the period from October 18, 2016 through October 31, 2016; and

•	$20 million for the period from November 1, 2016 through December 31, 2016.

This summary of the Amendment No. 19 is not complete and is qualified in its entirety by reference to the Amendment No. 19, a copy of which is filed as Exhibit 10.1 and is hereby incorporated herein by reference, and should be read in conjunction with the underlying credit facility, which has previously been filed with the Securities and Exchange Commission, and all amendments thereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of Amendment No. 19 contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

This summary of the Amendment No. 19 is not complete and is qualified in its entirety by reference to the Amendment No. 19, a copy of which is filed as Exhibit 10.1 and is hereby incorporated herein by reference, and should be read in conjunction with the underlying credit facility, which has previously been filed with the Securities and Exchange Commission, and all amendments thereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment Number Nineteen to Credit Agreement, dated October 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 17, 2016	Erickson Incorporated

		By:	/s/ David Lancelot
David Lancelot
Chief Financial Officer